UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2013 (September 13, 2013)

CĪON Investment Corporation
 (Exact Name of Registrant as Specified in Charter)

Maryland	000-54755	45-3058280
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3 Park Avenue, 36th Floor
New York, New York 10016

(Address of Principal Executive Offices)
____________________

(212) 418-4700

(Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report)
____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

    On September 13, 2013, the board of directors of CĪON Investment Corporation (“CĪON”) declared two regular semi-monthly cash distributions of $0.030100 per share each.  Both distributions will be paid on October 1, 2013, the first to shareholders of record on September 15, 2013 and the second to shareholders of record on September 30, 2013.

A copy of the press release announcing the foregoing is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 3.03.	Material Modification to Rights of Security Holders.

On September 13, 2013, CĪON amended and restated its distribution reinvestment plan (the “Original DRIP”, and as amended and restated, the “Amended DRIP”).  The Amended DRIP will be effective as of, and will first apply to the reinvestment of cash distributions paid on, October 1, 2013.

Under the Original DRIP, cash distributions to participating shareholders are reinvested in additional shares of common stock of CĪON (“Shares”) at a purchase price equal to 95% of the price at which Shares are sold in CĪON’s public offering on the date of purchase (each, a “DRIP Purchase Date”).

Under the Amended DRIP, cash distributions to participating shareholders will be reinvested in additional Shares at a purchase price equal to 90% of the price at which Shares are sold in CĪON’s public offering on a DRIP Purchase Date.  No other material terms of the Original DRIP have been amended in connection with the Amended DRIP.

The foregoing summary of the Amended DRIP is qualified in its entirety by the full text of the Amended DRIP, a copy of which is attached hereto as Exhibit 4.1 and incorporated herein by reference.

In addition, a copy of the press release announcing the foregoing is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

EXHIBIT NUMBER	DESCRIPTION
4.1	Amended and Restated Distribution Reinvestment Plan of CĪON Investment Corporation
99.1	Press release dated September 18, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CĪON Investment Corporation

Date:	September 18, 2013	By: /s/ Michael A. Reisner
Co-President and Co-Chief Executive Officer

EXHIBIT LIST

EXHIBIT NUMBER	DESCRIPTION
4.1	Amended and Restated Distribution Reinvestment Plan of CĪON Investment Corporation
99.1	Press release dated September 18, 2013